Exhibit 99.1

issn

international society of sports nutrition™

2005 ISSN Conference and Expo,· New Orleans, LA

2005 ISSN Abstracts – Poster Presentations # 37

Hofheins, J.E., Mendel R.W. **Metabolic responses to the acute ingestion of two commercially available carbonated beverages.** Ohio Research Group of Exercise and Sports Nutrition. Wadsworth, Ohio 44281, USA. Jennifer@ohioresearchgroup.com

The purpose of this placebo-controlled, double blind cross-over study was to compare the effects of two commercially available softdrinks on metabolic rate. After giving informed consent and being cleared for participation by passing a screening physical, twenty healthy men and women were randomly assigned to ingest 12 ounces of Celsius™ and, on a separate day, 12 ounces of a leading diet soft drink. All subjects completed both trials using a randomized, counterbalanced design. Metabolic rate (via indirect calorimetry) and substrate oxidation (via respiratory exchange ratios) were measured at baseline (pre-ingestion) and for 10 minutes at the end of each hour for 3 hours post-ingestion. Two-way ANOVA revealed a significant interaction ($p<0.001$) between trials in metabolic rate. Scheffe post-hoc testing indicated that metabolic rate increased by 13.8% (+0.6L/min, $p<0.001$) 1 hr post, 14.4% (+0.63 L/min, $p<0.001$)) 2 hr post, and 8.5% (+0.37 L/min, $p<0.004$) 3 hr post Celsius™ ingestion. In contrast, small (-4.6%) but statistically insignificant increases in metabolic rate were noted following the leading diet softdrink ingestion. No differences in respiratory exchange ratio were noted between trials. These preliminary findings indicate Celsius™ has thermogenic properties when ingested acutely. The effects of repeated, chronic ingestion of Celsius™ on body composition are unknown at this time. This study was funded in part by a research grant from Elite FX Technologies. (Boynton Beach, FL)

ACUTE AND CHRONIC EFFECTS OF DAILY CELCIUS™ INGESTION



Elite FX

Preliminary Study Analysis

University of Oklahoma

5/16/07

THE UNIVERSITY OF OKLAHOMA

STUDY DESIGN

- Two Identical Sessions 28 Days Apart:
  - Arrive after 10 h fast
  - Baseline energy expenditure and blood draw
  - Ingest first dose of assigned supplement:
    - Randomized by a coin flap and clustered according to age and body mass
    - Supplements were stripped of all identifying labeling for double-blind distribution

THE UNIVERSITY OF OKLAHOMA

Study Design

- Follow-up energy expenditure and blood at 60, 120 and 180 min after ingestion
- Body weight was measured
- Body composition determination using Bod Pod:
  - Fat weight
  - Fat-free weight
  - Percent Body Fat

The University of Oklahoma

STUDY DESIGN

- Pre/post baseline blood samples:
  - Lipid panel
  - Complete metabolic panel
  - Complete blood count
- Pre/post time course blood samples:
  - Glycerol
  - Free fatty acids

Crude markers of fat breakdown

THE UNIVERSITY OF OKLAHOMA

OUR PARTICIPANTS

	Females		Males	
Variable	CEL (n=16)	PLC (n=15)	CEL (n=15)	PLC (n=15)
Age	23 ± 2	24 ± 4	24 ± 4	22 ± 3
Weight (lbs)	139 ± 24	133 ± 20	180 ± 26	177 ± 25
% Fat	27.2 ± 7.0	28.9 ± 7.9	23.7 ± 7.9	21.7± 7.0
SBP	119 ± 10	110 ± 10	129 ± 11	134 ± 10
DBP	76 ± 10	74 ± 8	80 ± 8	80 ± 9
HR	70 ± 13	77 ± 10	72 ± 21	66 ± 12

No differences at baseline, which is good

THE UNIVERSITY OF OKLAHOMA

CALORIE BURNING

- Raw data (Kcals/day)

	Females		Males	
Variable	CEL	PLC	CEL	PLC
Baseline	1379 ±160	1296 ±149	1864 ±236	1862 ±210
60 min	1559 ±167	1375 ±151	1982 ±215	1559 ±167
120 min	1588 ±206	1402 ±143	1989 ±217	1842 ±228
180 min	1555 ±179	1379 ±166	2027 ±205	1899 ±210

No differences at baseline, again, which is good

THE UNIVERSITY OF OKLAHOMA

Calorie Burning

- Raw Data (Kcals/ day), Delta

	Females		Males	
Variable	CEL	PLC	CEL	PLC
Baseline	0±0	0±0	0±0	0±0
60 min	180 ±124	78 ±87	118 ±133	54 ±89
120 min	209 ±137	106 ±90	125 ±211	-21 ±179
180 min	175 ±120	82 ±74	163 ±225	37 ±133

THE UNIVERSITY OF OKLAHOMA

CALORIE BURNING

- Kcal/ kg body weight/ day, Delta

	Females		Males	
Variable	CEL	PLC	CEL	PLC
Baseline	0 ± 0	0 ± 0	0 ± 0	0 ± 0
60 min	3.0 ± 1.9 †	1.3 ± 1.5	1.6 ± 1.6	0.7 ± 1.2
120 min	3.3 ± 2.3 †	1.8 ± 1.6	1.7 ± 2.7 †	-0.3 ± 2.3
180 min	2.9 ± 2.0 †	1.4 ± 1.3	2.2 ± 2.7 †	0.5 ± 1.7

† CEL > PLC p<0.05

THE UNIVERSITY OF OKLAHOMA

FEMALES



6
5
4
3
2
1
0
-1
Delta (Kcal/kg/day)
†
†
†
0
1 h
2 h
3 h
CEL
PLC

- Time against Gender
- Celcius™ greater at 1, 2 and 3 hours post-ingestion
- CEL increased REE 13.4, 15.3 and 13.1 %, respectively at 1, 2 and 3 hours

THE UNIVERSITY OF OKLAHOMA

MALES



Delta (Kcal/kg/day)
6
5
4
3
2
1
0
-1
-2
-3
0
1 h
2 h
3 h
†
†
CEL
PLC

- Time against Gender
- Celcius™ greater at 2 and 3 hours post-ingestion
- CEL increased REE in Males 6.7, 7.4 and 9.6 %, respectively at 1, 2 and 3 hours

THE UNIVERSITY OF OKLAHOMA

GENDERS COMBINED



6
5
4
3
2
1
0
-1
-2
Delta (kcal/kg/day)
†
†
†
0
1 h
2 h
3 h
CEL
PLC

- Time against Group
- Without considering gender, Celcius™ was greater at 1, 2 and 3 hours post-ingestion
- CEL increased REE 10.2, 11.5 and 11.4 %, respectively at 1, 2 and 3 hours

THE UNIVERSITY OF OKLAHOMA

Summary

- Celcius™ ingestion significantly increases relative energy expenditure in both males and females
- While not different, females experienced a 4–5% greater response than males
- Individuals consuming Celcius™ burned 110 more calories, which was 186% greater than placebo.

THE UNIVERSITY OF OKLAHOMA